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                                                                  EXHIBIT 18


   SUBJECT TO THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT EXECUTED
      BY AND AMONG COAST BUSINESS CREDIT, DENTSPLY INTERNATIONAL INC., AND
         NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.,
                         DATED AS OF DECEMBER 24, 1996

                    =======================================


                                CREDIT AGREEMENT

                         DATED AS OF DECEMBER 24, 1996


                                    BETWEEN


                           NEW IMAGE INDUSTRIES, INC.
                                      AND
                         INSIGHT IMAGING SYSTEMS, INC.
                                  AS BORROWER,


                                      AND


                          DENTSPLY INTERNATIONAL INC.
                                   AS LENDER


                    =======================================


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                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of December 24, 1996 (the "Agreement"), is made by and between New Image Industries, Inc., a Delaware corporation, and Insight Imaging Systems, Inc., a California corporation (together, "Borrower"), and DENTSPLY International Inc., a Delaware corporation, as Lender ("Lender").

                              W I T N E S S E T H:

     WHEREAS, Lender and Borrower have executed a letter of intent, dated December 24, 1996, with respect to the acquisition of Borrower by Lender (the "Letter of Intent");

     WHEREAS, Borrower has requested that Lender make available to Borrower a line of credit of up to an aggregate principal amount of $3,000,000 (the "Line") and, as a condition precedent to Lender extending such credit, Borrower has agreed to grant a security interest in favor of Lender in all of its right, title and interest in, to and under the Collateral as described herein;

     WHEREAS, concurrently herewith, Lender is entering into a Subordination and Intercreditor Agreement with Coast Business Credit, a Division of Southern Pacific Trust & Loan Association; and

     WHEREAS, subject to the terms and conditions set forth herein, Lender agrees to make the Line available to Borrower;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                            ARTICLE 1 - DEFINITIONS

     The following words and terms are used in this Agreement and have the meanings ascribed to them in this Article 1 or at the locations in the Agreement indicated below:

     "1934 Act" is defined in Article 7.1(h).

     "Advance" means any advance to Borrower by Lender under the Line.

     "Affiliate" means and refers to, as applied to any Person, any other Person directly or indirectly controlling, or through one or more Persons controlled by, controlling or under common control with that Person (whether through ownership of voting securities, by contract or otherwise).


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     "Agreement" is defined in the introduction to this Agreement.

     "Bankruptcy Code" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

     "Borrower" is defined in the introduction to this Agreement.

     "Borrower Intellectual Property Rights" is defined in Article 5.14.

     "Business" means design, manufacture, distribution and sale of intraoral cameras and computer imaging systems exclusively to the dental marketplace.

     "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or regulation to close.

     "Coast" means Coast Business Credit, a Division of Southern Pacific Thrift & Loan Association.

     "Coast Agreement" means that certain Amended and Restated Loan and Security Agreement, dated as of May 22, 1996, between Coast and Borrower.

     "Collateral" means all personal property, rights, interests and privileges of Borrower including, but not limited to, all accounts, inventory, chattel paper, contracts, contract rights, documents, equipment, fixtures, general intangibles, Borrower Intellectual Property Rights (including, but not limited to, patents, copyrights, trademarks, service marks and applications therefor and trade secrets and confidential information), goods, instruments, stock rights, pledged deposits, insurance policies, cash, bank accounts, all customer lists, credit files, computer files, programs, printouts and other computer materials and records related to the foregoing, wherever located, whether now existing or hereafter created or arising, in which Borrower now has or hereafter acquire any right or interest, and the proceeds, insurance proceeds and products thereof and documents of title evidencing or issued with respect thereto, all accessories, substitutions, additions and replacements thereto and thereof, together with all Liens and security instruments and agreements and guarantees securing or relating to any of the foregoing, and all rights and interests of Borrower as a seller of goods or services and rights to returned or repossessed goods.

     "Collection Date" means the date on which Borrower has satisfied and paid all its Obligations to Lender hereunder and under the Note and Lender is under no obligation to make Advances hereunder.

     "Effective Date" means December 24, 1996.

     "Environmental Laws" is defined in Article 5.12.

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     "Event of Default" is defined in Article 7.

     "Financing Statements" means any and all financing statements, amendments or continuation statements required or appropriate to perfect and keep perfected any security interest created hereby pursuant to the Uniform Commercial Code.

     "Forbearance Letter" means the letter agreement of even date herewith by and among Coast, Borrower and Lender.

     "Funding Date" means the date on which an Advance is made.

     "Funding Request" is defined in Section 2.3(b).

     "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the Effective Date or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

     "Governmental Entity" means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

     "Hazardous Material" is defined in Article 5.14(b).

     "Indebtedness" is defined in Article 5.8(b).

     "Initial Advance" is defined in Article 2.3.

     "Lender" is defined in the introduction to this Agreement.

     "Letter of Intent" is defined in the recitals to this Agreement.

     "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement in, of or on any Person's Properties in favor of any other Person.

     "Line" means the line of credit made available by Lender to Borrower up to an aggregate principal amount of $3,000,000.

     "Line Interest Rate" is defined in Article 2.2.

     "Maximum Available Credit" means three million dollars ($3,000,000) of principal

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outstanding at any time.

     "Mercury Partners" means Mercury Partners, LLC, a California limited liability company.

     "Note" is defined in Article 2.3(c).

     "Obligations" means the obligation of Borrower to pay the principal and interest on the Advances in accordance with the terms hereof and the terms of the Note and to satisfy all other liabilities to Lender hereunder and under the Note and under any other document, agreement, instrument or certificate, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, due or to become due, including any extensions, or renewals thereof and substitutions therefor.

     "Permits" is defined in Article 5.14.

     "Permitted Liens" means the items listed on Schedule 5.5 hereto.

     "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

     "Prime Rate" means the prime rate of interest set forth in the Money Rates Section of the New York edition of the Wall Street Journal, rounded up to the nearest one-eighth.

     "Property" means any interest in any kind of personal property or asset, whether tangible or intangible.

     "Release" is defined in Article 5.14(c).

     "SEC Filings" means any and all reports filed made by Borrower with the Securities and Exchange Commission under the 1934 Act since January 1, 1995.

     "Term" means the period commencing on the Effective Date and ending on the Termination Date.

     "Termination Date" means the date on which (i) there is an Event of Default upon which Lender forthwith declares all principal and interest on the Note to be immediately due and payable or on which all principal and interest is immediately due and payable without any declaration by Lender, or (ii) the date on which a Termination Event occurs.

     "Termination Event" means the earliest to occur of (i) the termination of the Letter of Intent other than by means of the execution and delivery of a definitive merger agreement as contemplated therein, (ii) the termination of such definitive merger agreement other than by means

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of the consummation of the transactions contemplated therein or (iii) March 25,
1997.

     "Uniform Commercial Code" means the Uniform Commercial Code as adopted in any state having jurisdiction over the Collateral.

     "Unmatured Event of Default" means and refers to any event, act or occurrence which with the passage of time or giving of notice or both would become an Event of Default.

                           ARTICLE 2 - LINE OF CREDIT

     2.1 Line of Credit Established. Subject to the terms and conditions hereof, and in reliance on the representations and warranties and covenants herein, and provided that no Event of Default has occurred and is continuing (not including any Event of Default which has been waived or is otherwise subject to a forbearance agreement), commencing on the Effective Date and expiring on the Termination Date, Lender hereby agrees, from time to time during the Term, to extend one or more Advances, the aggregate of which at any one time shall not exceed the Maximum Available Credit. From and after the Termination Date, Lender shall have no obligation to make Advances.

     2.2 Line Interest Rate. Advances shall bear interest on the unpaid principal balance outstanding at any time from the Funding Date of each such Advance to maturity (or repayment) at the floating interest rate of four percent (4%) per annum in excess of the Prime Rate (the "Line Interest Rate") or such lesser rate permitted by applicable law, if the Line Interest Rate would violate applicable law. The Line Interest rate shall be changed automatically on and as of the effective date of each change in the Prime Rate. Interest shall be calculated on the basis of a 360-day year, but charged for the actual number of days elapsed.

     2.3 Funding Requests.

         (a) Upon execution and delivery of this Agreement, subject to the conditions set forth in Article 4.1, Lender will make an Advance (the "Initial Advance") to Borrower in the amount of $2,500,000 to pay necessary and reasonable operating expenses required to keep it operating as a going concern through the Termination Date.

         (b) At any time and from time to time during the Term until the Termination Date, Borrower may request one or more Advances by submitting to Lender a completed and executed Funding Request in the form attached hereto as
Schedule 2.3(b) ("Funding Request") no later than 11:00 a.m., Eastern Time, one
(1) day prior to the proposed Funding Date. Each Funding Request shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Advance, and (iii) a detailed schedule of Borrower's proposed use of the Advance. Subject to the provisions of Section 2 hereof and Lender's approval of the Funding

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Request, Lender shall make the Advance requested on the proposed Funding Date in accordance with Borrower's Funding Requests.

         (c) Lender agrees that it shall approve the Advance set forth in a Funding Request if the Advance requested thereby is to be used to pay necessary and reasonable operating expenses of the Business required to keep it operating as a going concern through the Termination Date including, without limitation, accounts payable which are due as of the date of such request. Lender shall not be required to, but in its sole and absolute discretion may, advance funds to be used by Borrower for any other purpose related to the operation of the Business. The Initial Advance and each subsequent Advance shall be evidenced by the Note in the form attached hereto as Schedule 2.3(c). No third party is intended to be a beneficiary of this provision (or of any other provision of this Agreement).

     2.4 Maximum Available Credit. The aggregate amount of principal which Borrower may have outstanding under the Line at any time shall not exceed the Maximum Available Credit. Borrower agrees, without notice or demand, immediately to repay, any principal balance of the Line in excess of the Maximum Available Credit.

     2.5 Principal and Interest Payments.

         (a) Interest shall accrue on the principal balance outstanding under the Line at the Line Interest Rate. All unpaid principal on the Line and all interest accrued but unpaid thereon shall be paid in full by Borrower on March 25, 1997 (or as otherwise provided herein or in the Note). Prior to the Termination Date, accrued interest shall be calculated monthly and capitalized, and constitute outstanding principal but such capitalized interest shall not be considered principal for purposes of determining the Maximum Available Credit.

         (b) Without in any way limiting Lender's rights and remedies hereunder and under the Note in the case of Events of Default, any principal payments on the Line not paid when due and, to the extent permitted by applicable law, any interest payment on the Line not paid when due, and any other amount due to Lender under this Agreement not paid when due, shall thereafter bear interest payable upon demand at a rate which is three percent (3%) per annum in excess of the applicable Line Interest Rate.

         (c) Borrower may prepay the Advances, in whole or in part from time to time, without penalty.

                              ARTICLE 3 - SECURITY

     3.1 Grant of Security Interests. To secure the prompt and complete payment when due of all of its Obligations and the performance by Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement, Borrower hereby assigns and pledges to Lender

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and grants to Lender a security interest in and lien on all of Borrower's right, title and interest in and to all of the Collateral, wherever located, whether now owned or existing or hereafter arising or acquired.

     3.2 Continuing Liability of Borrower. The security interests described above are granted as security only and shall not subject Lender, or transfer or in way affect or modify, any obligation or liability of Borrower with respect to, any of the Collateral or any transaction in connection therewith. Lender shall not be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which any such Person may be entitled at any time.

     3.3 Filings; Further Assurances. Borrower will, from time to time, at its expense and in such manner and form as Lender may reasonably require, execute, deliver, file and record Financing Statements and any other statements, continuation statement, specific assignment or other instrument or document and take any other action that may be necessary or desirable, to create, preserve, perfect or validate the security interests created hereunder or to enable Lender to exercise and enforce its rights hereunder with respect to any of the Collateral.

     3.4 Power of Attorney. Borrower hereby authorizes Lender, and gives Lender its irrevocable power of attorney (which authorization is coupled with an interest), in the name of Borrower or otherwise, to execute, deliver, file and record any financing statement, continuation statement, specific assignment or other paper and to take any other action that Lender in its sole discretion may deem necessary or appropriate to further perfect the security interests created hereby. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement where permitted by applicable law.

     3.5 Place of Business; Change of Name. As of the Effective Date, the chief executive office of the Borrower and its chief place of business, the locations of the Collateral and the location where it maintains all records relating to the Collateral are listed on Schedule 3.5 hereto. Borrower will not (x) change its principal place of business or chief executive office from the location listed on such Schedule, (y) change its name, identity or corporate structure or (z) change the location of the Collateral or its records relating to the Collateral from those specified on Schedule 3.5 hereto, unless in any such event Borrower shall have given Lender at least sixty (60) days' (or such shorter period to which Lender may consent in writing) prior written notice thereof and shall have taken all action necessary or reasonably requested (including without limitation appropriate opinions of counsel) by Lender to amend its existing financing statements and continuation statements so that they are not misleading and to file additional financing statements in all applicable jurisdictions to perfect the security interests of Lender in all of the Collateral.

     3.6 Maintenance of Collateral. If Borrower fails to do so, Lender may, at its option,

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pay and discharge taxes, liens, security interests and other encumbrances pertaining to the Collateral (except Permitted Liens), and may pay for the maintenance and preservation of the Collateral to prevent a material deterioration from its present condition and for insurance thereon in order to keep the Collateral in salable condition. Borrower agrees to reimburse Lender promptly after notice thereof for any payment so made.

                       ARTICLE 4 - CONDITIONS OF ADVANCES

     The performance by Lender of its obligations hereunder are subject to the following conditions precedent:

     4.1 Closing. On the Effective Date Borrower shall deliver or cause to be delivered to Lender, in form and substance satisfactory to Lender and its counsel, in addition to this Agreement, the following documents and instruments and the following conditions shall have been satisfied:

         (a) Coast shall have purchased the Senior Subordinated Secured Promissory Note, dated May 24, 1996, payable to Mercury Partners in the amount of $500,000 and Mercury shall have assigned to Coast its rights under the Trademark Security Agreement and Patent Security Agreement each dated May 24, 1996.

         (b) Borrower shall have delivered to Lender a copy of the resolutions of Borrower's Board of Directors, certified as of the Effective Date by the Secretary of Borrower, with respect to the authorization, execution, delivery and performance of this Agreement by Borrower;

         (c) Borrower shall have delivered to Lender a certificate dated as of the Effective Date as to the incumbency and signature of the President of Borrower and/or any other authorized officer signing this Agreement or authorized to execute and deliver the Note on behalf of Borrower;

         (d) Borrower shall have executed and delivered the Note to Lender;

         (e) Borrower shall have delivered to Lender appropriate Financing Statements covering the Collateral, duly executed by Borrower for each jurisdiction as Lender shall have specified, and security agreements and such other documents and statements, duly executed by Borrower, as may be required to perfect a security interest in the Collateral;

         (f) Borrower shall have fulfilled and complied in all respects with each and every obligation, covenant, term and condition of this Agreement which are then required to be fulfilled and complied with by it;

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         (g) Counsel to Borrower shall have delivered to Lender an opinion in form and substance satisfactory to Lender;

         (h) Borrower shall have delivered to Lender a certificate of good standing from its state of incorporation and every jurisdiction in which Borrower is required to be qualified as a foreign corporation to transact business;

         (i) The Forbearance Letter in form and substance satisfactory to Lender shall have been executed and delivered to Lender.

     4.2 Advances. The agreement of Lender to make any Advances after the Effective Date hereunder is subject to satisfaction of the following conditions precedent:

         (a) Lender shall have timely received a Funding Request as required under Article 2.3 hereof;

         (b) Borrower shall have delivered to Lender a certificate, dated as of the date of the Advance, of the President and Chief Financial Officer of Borrower certifying compliance with all covenants and agreements herein then required to be or to have been complied with by it, the absence of any Event of Default which has occurred and is continuing (not including any Event of Default which has been waived or is otherwise subject to a forbearance agreement) and the truth of all representations and warranties herein with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date; and

         (d) There shall have been no material adverse change in the business, financial condition, results or operations of Borrower since the Effective Date and the Borrower shall have delivered to Lender a certificate to such effect, dated the date of the Advance, executed on behalf of Borrower by its President and Chief Financial Officer.

             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BORROWER

     Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which reasonably identifies an exception to a representation and warranty in this Agreement and which is delivered by Borrower to Lender prior to the execution of this Agreement (the "Borrower Disclosure Schedule"), Borrower represents and warrants to Lender as of the Effective Date and the date of each Advance:

     5.1 Due Incorporation and Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified or where the ownership

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of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the Business or the enforceability of this Agreement or the Note or the ability of Borrower to perform its Obligations hereunder.

     5.2 Due Authorization and No Conflict. The execution, delivery and performance by Borrower of this Agreement and the transactions contemplated hereby, including the Note and security interests contemplated hereunder, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene Borrower's certificate of incorporation or by-laws, any law, rule or regulation applicable to Borrower, any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting Borrower or its property or any order, writ, judgment, award, injunction or decree binding on or affecting Borrower or its property. This Agreement has been duly executed and delivered on behalf of Borrower.

     5.3 Government and Other Consents. Except for (i) the filing of Financing Statements required to perfect the security interests granted hereunder, or
(ii) the consent of Coast, which consent has been obtained, no authorization, consent, approval or other action by, and no registration, qualification, designation, declaration, notice to or filing with, any governmental authority or other Person is or will be necessary in connection with the execution and delivery of this Agreement or any of the other documents contemplated hereby, the consummation of the transactions herein contemplated, or performance of or compliance with the terms and conditions hereof, to ensure the legality, validity or enforceability hereof.

     5.4 Enforceability. This Agreement has been validly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and by equitable principles.

     5.5 Priority of Liens. Other than Permitted Liens listed on Schedule 5.5 hereto, Borrower owns the Collateral free and clear of all Liens subject to the rights and interests granted Lender herein, and upon perfection of Lender's security interest in the Collateral, Lender will have a security interest in and lien on the Collateral superior in right of preference to all other Liens other than Permitted Liens.

     5.6 Financial Statements. The Financial Statements of Borrower contained in the SEC Filings are true, complete and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial condition of Borrower as of said dates and the results of Borrower's operations for the periods then ended.

     5.7 No Litigation. Other than as disclosed in the SEC Filings, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any property or

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rights of Borrower which purport to challenge the legality, validity or enforceability of this Agreement or which may materially impair the ability of Borrower to carry on business substantially as now being conducted or which may materially and adversely affect the condition (financial or otherwise), operations or properties of Borrower.

     5.8 Contracts; Indebtedness.

         (a) True, complete and correct copies of all material contracts and agreements of Borrower have heretofore been furnished or made available to Lender. Other than as set forth in Schedule 5.8(a), all such material contracts and agreements are in full force and effect and enforceable in accordance with their respective terms, and, to Borrower's knowledge, the parties thereto other than Borrower have complied, and are complying, with all of their material obligations and are not in material violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a material violation of or default under) any of such material contracts or agreements. Other than as set forth in Schedule 5.8(a), Borrower is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any material contract to which it is a party or by which it or any of its properties or assets is bound. For purposes of this Agreement, "material contract" means any material contract, whether or not made within the ordinary course of business, within the meaning of Item 601 (10) of Regulation S-K under the Securities Act of 1933, as amended, or which is described in the SEC Filings.

         (b) True, complete and correct copies of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of Borrower is outstanding or may be incurred have heretofore been furnished to or made available to Lender. "Indebtedness" shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid,
(d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (f) all capitalized lease obligations of such person,
(g) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (h) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (i) all letters of credit issued for the account of such person and (j) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

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     5.9 Accuracy of Information. All certificates, reports, financial statements and similar writings furnished by or on behalf of Borrower to Lender at any time pursuant to any requirement of, or in response to any written request of Lender or its agents under, this Agreement or any transaction contemplated hereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by Borrower to Lender will be, true, complete and accurate in every respect material to the transactions contemplated hereby on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and taken as a whole, as of such date of delivery, such materials shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

     5.10 Margin Regulations. Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation G, T, U or X). No part of the proceeds of any of the Advances will be used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X.

     5.11 Taxes. Other than as disclosed in Schedule 5.11, Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside adequate reserves on its books in accordance with GAAP.

     5.12 ERISA. Other than as disclosed in Schedule 5.12, Borrower does not currently maintain or contribute to, nor has it ever maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service Form 5500, and the Company does not currently contribute to, nor has it ever contributed to, any "multiemployer plan," as that term is defined in Section 3 of ERISA.

     5.13 Compliance with Applicable Laws.

         (a) Borrower has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no material default under any such Permit. Borrower is in material compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity.

         (b) Borrower is, and has been, in material compliance with all applicable "Environmental Laws". The term "Environmental Laws" means any federal, state or local statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment,

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order, writ, decree, directive, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (i) "Releases" (as defined below) or threatened Releases of "Hazardous Material" (as defined below) into the environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

         (c) During the period of ownership or operation by Borrower of any of its current or previously owned or leased properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, and Borrower has not disposed of any Hazardous Material or any other substance in a manner that could reasonably be anticipated to lead to a Release. To the best of the Borrower's knowledge, prior to the period of ownership or operation by Borrower of any of its current or previously owned or leased properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site. The term "Release" has the meaning set forth in 42 U.S.C. Section 9601(22). The term "Hazardous Material" means (i) hazardous materials, pollutants, contaminants, constituents, medical or infectious wastes, hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. and the Clean Air Act, 42 U.S.C. Section 7401 et seq., (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof,
(iv) asbestos and/or asbestos-containing material, (v) radon and (vi) PCBs, or materials or fluids containing PCBs.

     5.14 Intellectual Property Matters. Except as set forth in Schedule 5.14 or in the SEC Filings, (i) Borrower owns or has the right to use, free and clear of all Liens, charges, claims and restrictions, all know-how, processes, patents, patent applications, trade secrets, confidential information, trademarks and service marks (and registrations and applications therefor), trade names, copyrights (and registrations and applications therefor), licenses, proprietary rights and other rights and information materially necessary to its business as heretofore or now conducted or under development (the "Borrower Intellectual Property Rights"), (ii) there is no litigation, threatened or pending, related to the Borrower Intellectual Property Rights, and (iii) the Borrower Intellectual Property have been properly maintained and are valid and subsisting. Borrower is not infringing upon or otherwise acting adversely to any actual or claimed know-how, process, patent, trade secret, trademark, service mark, trade name, copyright, information, proprietary right or other right of any person. There are no outstanding options, licenses or agreements of any kind relating to any Borrower Intellectual Property Rights in favor of any third party (other than license agreements on Borrower's standard form entered into in the ordinary course of business).

Borrower has not received any communications alleging that Borrower has violated or, by conducting its business as now conducted or currently proposed to be conducted by Borrower, would violate any patent, trade secret, trademark, service mark, trade name, copyright, license, information, proprietary right or other right of any other person or entity, and, to the best of Borrower's knowledge, there is no basis for any such allegation. Borrower has taken reasonable steps to protect its trade secrets and confidential information. Other than as set forth in the SEC Filings, there is no actual or threatened infringement or adverse use of Borrower's rights to or in any material know-how, processes, trade secrets, trademarks, service marks, trade names, copyrights, licenses, information, proprietary rights or other material rights of Borrower. To the best of Borrower's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of Borrower's business as now conducted or under development by Borrower, will conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under or a material violation of, any fiduciary duty or any contract, covenant or instrument under which any of Borrower's employees is now obligated.

                       ARTICLE 6 - COVENANTS OF BORROWER

     6.1 Affirmative Covenants. From the Effective Date until the Collection Date, Borrower will, unless Lender shall otherwise consent in writing:

         (a) Use of Proceeds. Use the proceeds of the Advances (i) as to the Initial Advance, to pay necessary and reasonable operating expenses required to keep it operating as a going concern through the Termination Date, and (ii) as to any subsequent Advance, only for the purposes set forth in the applicable Funding Request. Borrower shall deposit the proceeds of the Initial Advance and any subsequent Advance at the bank, and in the account, set forth on Schedule 6.1(a) (the "Borrower Bank Account"). Borrower shall maintain the proceeds of the Initial Advance and any subsequent Advance in the Borrower Bank Account until such time as such proceeds are utilized in accordance with the purposes set forth herein or in the applicable Funding Request, as the case may be.

         (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties.

         (c) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified or where the ownership of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the enforceability of this Agreement and any Note, the business, properties, operations, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its obligations hereunder.

         (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing accounts receivable in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all accounts receivable (including, without limitation, records adequate to permit the daily identification of all collections of and adjustments to each account).

         (e) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the records, at the address of Borrower referred to in Schedule 3.5 hereto and notify lender 60 days in advance prior to a change of Borrower's principal executive office or in the location of any Collateral.

         (f) Accounts. Collect its accounts and sell its inventory only in the ordinary course of business.

         (g) Maintenance of Properties. Maintain its inventory, equipment, real estate and other properties, whether owned or leased, in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to or maintenance of the same.

         (h) Insurance. Insure and keep insured with reputable insurance companies so much of its properties as presently maintained by Borrower.

         (i) Taxes. File or cause to be filed all federal, state and local tax returns which are required to be filed by it. Borrower shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which Borrower shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations hereunder.

         (j) Reporting Requirements of Borrower. From the Effective Date until the Collection Date, will furnish to Lender:

            (i) as soon as available and in any event within 30 days after the end of each fiscal quarter of Borrower, balance sheets of Borrower as of the end of such quarter, and (to the extent available) statements of income and retained earnings of Borrower for the period commencing at the end of the previous fiscal quarter and ending with the end of such quarter, certified by the chief financial officer, chief accounting officer or treasurer of Borrower;

            (ii) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default or Unmatured Event of Default, the statement of the chief financial officer, chief accounting officer or treasurer of Borrower setting forth details of such

Event of Default or Unmatured Event of Default and the action which the Borrower proposes to make with respect thereto;

            (iii) promptly from time to time, such other information, documents, records or reports respecting the accounts or the conditions or operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request in order to protect the interests of Lender under or as contemplated by this Agreement.

         (k) Performance of Obligations. Perform, pay and discharge, as and when due, all of Borrower's obligations (both monetary and non-monetary) (i) under this Agreement; and (ii) under any agreement that encumbers any part of the Collateral if (as to ii) the failure to do so could result in a material adverse effect on the properties, operations, profits or condition (financial or otherwise) of Borrower.

         (l) Material Adverse Changes. Immediately notify Lender of (i) the occurrence or likely occurrence of any event which causes or could reasonably be expected to cause (A) a material adverse effect on the properties, operations, prospects, profits or condition (financial or otherwise) of Borrower; (B) any representation, warranty made by Borrower hereunder to be untrue, incomplete or misleading in any material respect; or (C) the occurrence of any other Event of Default or Unmatured Event of Default hereunder or of any other development, financial or otherwise, which might reasonably be expected to materially adversely affect its Business, properties or affairs or the ability of Borrower to repay the Obligations; (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against Borrower or related to the Business and that does, or could reasonably be expected to, have a material adverse effect on the properties, operations, profits or condition (financial or otherwise) of Borrower; (iii) any material casualty to any property of Borrower, whether or not insured; and (iv) any change of Borrower's directors.

         (m) Business. Maintain the general character of Borrower's Business in which it is engaged as of the Effective Date.

         (n) Patents. As soon as practicable following the execution of this Agreement, shall pay the maintenance fees with respect to, and take all other necessary action to revive, U.S. Patent No.5,124,797. Borrower shall take all necessary action to maintain the effectiveness of all patents owned by Borrower or used or to be used in the Business.

         (o) Indemnification. Borrower hereby indemnifies and agrees to protect, defend and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including counsel fees incurred in evaluating or defending any such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement or the Note and any transaction contemplated therein. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Lender. Lender shall promptly give Borrower written notice of all suits or actions instituted against Lender, and Borrower shall timely proceed to defend any such suit or action. Lender shall also have the right, at the expense of Borrower, to participate in, or at Lender's election, assume the defense or prosecution of such suit, action or proceeding, and in the latter event Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment. The right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith. THIS COVENANT SHALL SURVIVE PAYMENT OF THE OBLIGATIONS AND THE TERMINATION OR SATISFACTION OF THIS AGREEMENT.

     6.2 Negative Covenants. From the Effective Date until the Collection Date, Borrower will not, without the written consent of Lender:

         (a) Debts, Liens and Encumbrances. Create, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the Collateral, or any of its other properties or assets, whether now owned or hereafter acquired other than (i) security interests with respect to money borrowed from Lender; and (ii) Permitted Liens.

         (b) Transfer of Collateral. Other than with respect to Permitted Liens, transfers between the entities constituting Borrower and sales of assets in the ordinary course of business, sell, enter into an agreement of sale for, convey, lease, assign, transfer, pledge, grant a security interest, mortgage or lien in, or otherwise dispose of the Collateral or its assets.

         (c) Stock, Merger, Consolidation, Etc. Sell any shares of any class of its capital stock to any Person other than Lender or consolidate with or merge into or with any Person other than Lender, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person other than Lender, or enter into any agreement or make any public announcement with respect to any of the foregoing, except for the conveyances of a security interest in favor of Lender as expressly permitted under the terms of this Agreement.

         (d) Change in Corporate Name. Make any change to its corporate name or use any trade name, fictitious names, assumed names or "doing business as" names.

         (e) Guarantees. Other than cross-guarantees between the entities constituting Borrower, guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of Lender as provided for under this Agreement.

         (f) Limitation on Transactions with Affiliates. Other than transactions between the entities constituting Borrower or transactions at arms' length in the ordinary course of business, enter into, or be a party to, any transaction with any Affiliate.

         (g) Charter and By-Laws. Amend or otherwise modify its certificate of incorporation or by-laws in any manner.

         (h) Limitation on Investments. Other than investments between the entities constituting Borrower, make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person.

         (i) Capital Expenditures. Expend, or be committed to expend, in excess of $50,000 in the acquisition of fixed assets from the Effective Date until the Collection Date.

         (j) Licenses and Government Approvals. Fail to maintain in full force and effect or fail to be in material compliance with (or permit its officers, directors or shareholders to fail to maintain or fail to be in material compliance with) any permit or license necessary or desirable in connection with Borrower or the Business.

         (k) Ordinary Course. Alter or amend any material provision of, or terminate or permit termination of any agreement integral or necessary to the Business, or in any manner conduct the Business other than in ordinary course.

         (l) Indebtedness. Incur, create, assume, or permit to exist any indebtedness except (i) the indebtedness under this Agreement and the Note,
(ii) the indebtedness existing on the dates shown on Schedule 6.2 hereto and
(iii) as between the entities constituting Borrower.

                              ARTICLE 7 - DEFAULT

     7.1 Events of Default. The occurrence of any one or more of the following events, conditions or state of affairs shall constitute an Event of Default hereunder and under the Note:

         (a) Borrower shall fail to pay as and when due any principal or interest hereunder or under the Note, or use the proceeds of the Advances in violation of Article 6.1(a);

         (b) Borrower shall fail to observe or perform any Obligation or any covenant to be observed or performed by it hereunder or under the Note or in any other agreement between Lender and Borrower;

         (c) Borrower shall default after the date hereof in the payment or performance of any material obligation or material Indebtedness to another Person whether now existing or hereafter incurred including, without limitation, any event of default as defined in the Coast Agreement which is not then subject to Coast's forbearance under the terms of the Forbearance Letter;

         (d) Any material statement, certificate, report, representation or warranty made or furnished by Borrower in this Agreement or in compliance with the provisions hereof shall prove to have been false or misleading in any material respect at the time when made, deemed made or furnished;

         (e) (i) Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of U.S. $50,000 shall be entered or filed against Borrower or any of its assets or properties and shall remain undischarged for a period of 30 days, or (ii) any judgment or order of any court or administrative agency awarding damages under the federal securities laws or in any action seeking reimbursement, indemnification or contribution with respect to payment of any such claim;

         (f) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

         (g) An order, judgment or decree shall be entered, without the application, approval or consent of Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or appointing a receiver, trustee or liquidator of Borrower or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 30 consecutive days;

         (h) If (i) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder other than Lender shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the 1934
Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing twenty percent (20%) of the combined voting power of all securities of the Company entitled to vote in the election of directors (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of the Company shall cease for any reason to consist of (A) individuals who on December 10, 1996 were serving as directors of the Company and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the

Board of Directors of the Company. For purposes of clause (i) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this Section 7.1(h) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group have the voting power specified in clause (i);

         (i) This Agreement shall cease for any reason to be in full force and effect or shall be declared to be null and void or unenforceable in whole or in part;

         (j) There shall occur any material adverse change in the business, properties, operations or condition (financial or otherwise) of Borrower;

         (k) Other than Permitted Liens or Liens in favor of Lender or Liens otherwise consented to in writing by Lender, imposition of any Lien or series of Liens against Borrower or any of the Collateral whether by operation of law or by consent except where the result of such Lien does not have a material adverse effect on the properties, operations, profits or condition (financial or otherwise) of Borrower; or

         (l) Borrower shall cease to conduct its Business substantially as it is conducted as of the Effective Date, or Borrower shall change the nature of its Business.

     7.2 Remedies on Default. Upon the occurrence of an Event of Default:

         (a) In addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Lender may at its election forthwith declare all principal and interest to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrower). Upon the occurrence of an Event of Default specified in Article 7.1(f) or (g) above, all obligations, including all principal and interest, shall be immediately due and payable without any declaration by Lender.

         (b) Lender shall have all the rights of a secured creditor under the Uniform Commercial Code.

         (c) Borrower will pay, as part of the Obligations secured hereunder, Lender's administrative fees and all other amounts (including but not limited to Lender's attorneys' and other professional fees) paid by Lender: (i) for taxes, levies and insurance on, or maintenance of, the Collateral; and (ii) in taking possession of, disposing of, or preserving such Collateral.

         (d) Borrower hereby designates and appoints Lender and its designees or agents as attorneys-in-fact of Borrower upon the occurrence and continuation of an Event of Default, irrevocably and with power of substitution, with authority to sign Borrower's name on any

Financing Statements relating to the Collateral; to endorse the name of Borrower on any notes, acceptances, checks, drafts, money orders or other evidence of payment or proceeds of the Collateral that come into Lender's possession; to sign the name of Borrower on any invoices, documents, drafts against and notices to account debtors of Borrower, assignments and request for verification of accounts; to execute proofs of claim and loss; to execute any endorsements, assignments or other instruments of conveyance or transfer; and to do any and all acts and things necessary or advisable in the sole discretion of Lender to carry out and enforce this Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid or Lender has any obligation or ability to make Advances hereunder.

         (e) Any cash proceeds of sale, lease or other disposition of Collateral upon an Event of Default shall be applied in the following order:
(i) to Lender's costs; (ii) to the payment of interest due pursuant to this Agreement or the Note; (iii) to the payment of principal due pursuant to this Agreement or the Note; and (iv) any surplus then remaining to Borrower or whomever may be lawfully entitled thereto.

         (f) The remedies provided herein or in the Note or otherwise available to Lender at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                           ARTICLE 8 - MISCELLANEOUS

     8.1 Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by Borrower, shall in any event be effective unless (a) the same shall be in writing and signed by Lender and Borrower (with respect to an amendment) or Lender (with respect to a waiver or consent by it) or Borrower (with respect to a waiver or consent by it), as the case may be, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the Schedules hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     8.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, return receipt requested, transmitted or delivered, as to each party hereto, at its address or facsimile number set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by facsimile copy, when verbal communication of receipt is obtained.

     8.3 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns (which successors of Borrower shall include a trustee in bankruptcy). Borrower may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Lender. Lender may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Borrower. Borrower hereby consents to the foregoing and agrees to cooperate with any such Person electing to exercise Lender's rights under this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Collection Date shall occur; provided, however, that the rights and remedies with respect to any breach of any representation and warranty or covenant made by the Borrower pursuant to Article 5 and Article 6 shall be continuing and shall survive until all Obligations are satisfied in full.

     8.4 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICT OF LAWS. BORROWER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA FOR THE COUNTY OF YORK AND THE UNITED STATES DISTRICT COURT OF THE MIDDLE DISTRICT OF PENNSYLVANIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. BORROWER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN BORROWER AND LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, LENDER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS ARTICLE 8.4 SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO

BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     8.5 Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     8.6 Joint and Several Liability. Each entity constituting Borrower hereby unconditionally and absolutely guarantees to and for the Lender the due performance, including without limitation the prompt payment when due or within any applicable grace period, whether at stated maturity, by acceleration or otherwise and at all times thereafter, of any and all Obligations of Borrower owed to the Lender irrespective of (a) any lack of enforceability of any Obligation, (b) any change of the time, manner, place of payment, or any other term of any Obligation, (c) any exchange, release or non-perfection of any collateral securing payment of any Obligation, (d) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Lender with respect to the Obligations or any instruments evidencing any of the Obligations, or (e) any other circumstance which might otherwise constitute a defense to or discharge of an entity constituting Borrower. Each entity constituting Borrower agrees that its obligations hereunder are irrevocable; that a separate action or actions may be brought and prosecuted against it regardless of whether the other entity constituting Borrower is joined in any such action or actions; and that it waives the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof.

     Each entity constituting Borrower agrees that its obligations as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the other's estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court in a bankruptcy proceeding.

     This is a continuing guarantee and shall remain in full force and effect and be binding upon each entity constituting Borrower, their respective successors and assigns until payment in full of all of the Obligations and no partial payment hereunder shall entitle either of them, by subrogation or otherwise, to any payment by the other out of its property.

     Each entity constituting Borrower hereby waives all notices of any character whatsoever with respect to this guarantee and the Obligations, including but not limited to notice of the acceptance hereof and reliance hereon, of the present existence or future incurring of any Obligations, of the amounts, terms and conditions thereof, and of any defaults thereon and further waives the defenses of diligence, presentment for payment, protest, demand or extensions of time for payment. Each entity constituting Borrower hereby consents to the taking of, or failure to take, from time to time without notice to it, any such action of any nature whatsoever with respect to the Obligations and with respect to any rights against any person or persons or in any property, including but not limited to any renewals, extensions, modifications, postponements, compromises, settlements, substitutions, refusals or failures to exercise or enforce, indulgences, waivers, surrenders, exchanges and releases, and each such entity will remain fully liable hereon notwithstanding any of the foregoing. Each entity constituting Borrower hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of such entity hereunder, including without limitation (a) all defenses whatsoever to such entity's liability hereunder except the defense of payment made on account of the Obligations to the Lender and such entity's liability hereunder; and (b) all right to stay of execution and exemption of property in any action to enforce the liability of such entity hereunder; and (c) all rights accorded such entity under any other statutory provisions of any other applicable jurisdiction affecting the rights of the Lender to enforce the obligations of such guarantee under this guarantee.

     Each entity constituting Borrower hereby consents and agrees that without further notice to or assent from it, the time of payment of any or all of the Obligations may be changed, any other term or condition relating to any or all of the Obligations may be changed, the other entity constituting Borrower may be discharged from any or all of the Obligations, any composition or settlement relating thereto may be consummated and accepted, and that such entity will remain bound upon this guarantee notwithstanding any or all of the foregoing.

     No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity.

     IN WITNESS WHEREOF, the parties below have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                                            New Image Industries, Inc.

                                            By: /s/ Hal Orr
                                               --------------------------------
                                            Title: Chief Financial Officer
                                            Address: 2283 Cosmos Court
                                                     Carlsbad, California 92009

                                            Telephone:
                                            Facsimile:

                                            Insight Imaging Systems, Inc.

                                            By: /s/ Hal Orr
                                               --------------------------------
                                            Title: Chief Financial Officer
                                            Address: 2283 Cosmos Court
                                                     Carlsbad, California 92009

                                            Telephone:
                                            Facsimile:

                                            DENTSPLY International Inc.

                                            By: /s/ Edward D. Yates
                                               --------------------------------
                                            Title: Senior Vice President
                                            Address: 570 West College Avenue
                                                     York, Pennsylvania 17405

                                            Telephone:
                                            Facsimile:

                                SCHEDULE 2.3(b)

                            FORM OF FUNDING REQUEST

                                       BY

          NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.

                            _________________, 199_

DENTSPLY International Inc.
570 West College Avenue
York, PA 17405

This Funding Request is provided to DENTSPLY International Inc. to evidence the desire of New Image Industries, Inc. and Insight Imaging Systems, Inc. to borrow funds under the Credit Agreement, dated as of December 24, 1996, by and between Borrower and Lender (the "Agreement"). All capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Agreement.

Please transfer the amount of $_____ to [account] on [date].

The Advance shall be used only for the specific purposes and in the particular amounts as set forth on Exhibit A hereto.

Borrower hereby certifies that no Event of Default or Unmatured Event of Default under the Agreement or the Note has occurred and is continuing (other than events of default which have been waived or which are the subject of a forbearance agreement).

New Image Industries, Inc.                    Insight Imaging Systems, Inc.

By:____________________                       By:_____________________
Name:                                         Name:
Title:                                        Title:

                                SCHEDULE 2.3(c)

                                  FORM OF NOTE

   SUBJECT TO THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT EXECUTED
      BY AND AMONG COAST BUSINESS CREDIT, DENTSPLY INTERNATIONAL INC., AND
         NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.,
                         DATED AS OF DECEMBER 24, 1996

 U.S. $3,000,000                                             December 24, 1996



FOR VALUE RECEIVED, New Image Industries, Inc., a Delaware corporation, and Insight Imaging Systems, Inc., a California corporation, with a principal place of business at 2283 Cosmos Court, Carlsbad, California 92009 (collectively, the "Maker"), hereby, promise to pay, jointly and severally, to the order of DENTSPLY International Inc. (the "Payee") the principal sum of $3,000,000 or such lesser amount as shall have been advanced and remain outstanding under the terms of the Agreement defined below (the "Principal Sum"), together with interest from the date of this Note on the unpaid balance of Principal Sum at the floating interest rate of four percent (4%) per annum in excess of the prime rate (the "Prime Rate") of interest set forth in the Money Rates Section of the New York edition of the Wall Street Journal, rounded up to the nearest one-eighth (the "Line Interest Rate") or such lesser rate permitted by applicable law, if the Line Interest Rate would violate applicable law, as follows:

1. Incorporation of the Credit Agreement. The Payee and the Maker are parties to that certain Credit Agreement (the "Agreement") dated as of December 24, 1996. The terms and conditions of the Agreement are hereby incorporated in this Note by reference and the Payee and the Maker are entitled to all rights and benefits of the Agreement.

2. Payment of Principal and Interest. Subject to Section 6 hereof, the Principal Sum shall be payable in full, together with any and all accrued interest and unpaid interest thereon, on March 25, 1997. Interest shall accrue on the principal balance of the Note from time to time at the Line Interest Rate or such lesser rate permitted by applicable law, if the Line Interest Rate would violate applicable law. All sums payable hereunder shall be payable in lawful money of the United States and shall be applied first to accrued and unpaid interest and then in payment of the Principal Sum. The Line Interest Rate shall be changed automatically on and as of the effective date of each change in the Prime Rate. Interest shall be calculated on the basis of a 360-day year, but charged for the actual number of days elapsed. Without in any way limiting Lender's rights and remedies hereunder and under the Note in the case of Events of Default, any principal payments on the Note not paid when due and, to the extent permitted by applicable law, any interest payment on the Note not paid when due, shall thereafter bear interest payable upon demand at a rate which is three percent (3%) per annum in excess of the applicable Line Interest Rate.

3. Place of Payment. The Principal Sum together with and all accrued and unpaid interest thereon shall be payable Payee's principal executive offices at 570 West College Avenue, York, PA 17405, or at such other place as Payee, from time to time, may designate in writing.

4. Prepayment. Maker shall have the right to prepay, without notice and without prepayment penalty or premium, at any time, the entire unpaid balance of the Principal Sum or any part thereof. Each prepayment of the Principal Sum shall be accompanied by accrued interest on the unpaid balance of the Principal Sum.

5. Presentment. Maker hereby waives diligence, demand, presentment for payment, protest and notice of protest, notice of acceleration, and all other notices or demands of any kind except as expressly provided herein.

6. Default and Termination Event. Upon the occurrence of any Event of Default or upon the occurrence of a Termination Event (as such terms are defined in the Agreement) prior to March 25, 1997, Payee may at its election, in addition to any other rights it may have under the Agreement or hereunder, forthwith declare all principal and interest to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Maker).

7. Costs and Expenses. In addition to all other sums payable under this Note, Maker also agrees to pay to Payee, on demand, all reasonable costs and expenses (including attorneys' fees and legal expenses) incurred by Payee in the enforcement of Maker's obligations under this Note.

8. Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed liberally in favor of Payee in order to effectuate the purposes and intent of this Note.

9. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflicts of laws rules. MAKER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA FOR THE COUNTY OF YORK AND THE UNITED STATES DISTRICT COURT OF THE MIDDLE DISTRICT OF PENNSYLVANIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE OF THE AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID.

10. Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors or administrators and assigns. Maker may not assign any of its rights and obligations hereunder and interests herein to any other person without the consent of Payee. Payee may assign at any time its rights and obligations hereunder and interests herein to any other person without the consent of Maker. Maker hereby consents to the foregoing and agrees to cooperate with any such person electing to exercise Payee's rights hereunder.

     IN WITNESS WHEREOF, the Maker has executed this Note as of the date first above written.

                                       New Image Industries, Inc.

                                       By:_______________________
                                       Name:
                                       Title:

                                       Insight Imaging Systems, Inc.

                                       By:________________________
                                       Name:
                                       Title: